SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Global Payments Inc.

(Exact name of registrant as specified in its charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
4.875% Senior Notes due 2031	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-266621

Securities registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Global Payments Inc. (the “Company”) is filing this Form 8-A in connection with the listing of €800,000,000 aggregate principal amount of the Company’s 4.875% Senior Notes due 2031 (the “Notes”) on the New York Stock Exchange.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The title of the securities to be registered hereunder is “4.875% Senior Notes due 2031.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” in the Company’s prospectus supplement, as filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2023, pursuant to Rule 424(b)(5) of Securities Act of 1933, as amended (the “Securities Act”), which relates to the offer and sale of the Notes and supplements the Company’s prospectus, as filed with the Commission on August 8, 2022, contained in the Company’s registration statement on Form S-3 (Registration No. 333-266621), filed with the Commission on August 8, 2022, and which information is incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS

Exhibit 4.1	Indenture, dated as of August 14, 2019, between Global Payments Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, incorporated by reference to Exhibit 4.1 to Global Payments Inc.’s Current Report on Form 8-K filed on August 14, 2019.

Exhibit 4.2	Supplemental Indenture No. 6, dated as of March 17, 2023, among Global Payments Inc. and U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent, and Elavon Financial Services DAC, as paying agent, incorporated by reference to Exhibit 4.2 to Global Payments Inc.’s Current Report on Form 8-K filed on March 17, 2023.

Exhibit 4.3	Form of Global Note representing the Notes incorporated by reference to Exhibit 4.3 to Global Payments Inc.’s Current Report on Form 8-K filed on March 17, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.

	By:	/s/ David L. Green
David L. Green
Date: March 17, 2023		Senior Executive Vice President, General Counsel and Corporate Secretary